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                                                                  Exhibit 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-23313) pertaining to the Canmax Inc. Stock Option Plan and the Registration Statement (Form S-3 No. 333-33523) pertaining to 863,364 shares of Canmax Inc. common stock, of our report dated December 18, 1997, except for note 16, as to which the date is February 11, 1998, with respect to the consolidated financial statements of Canmax Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 1997.

                                       /s/ Ernst & Young LLP

Dallas, Texas
February 11, 1998